Exhibit 24.1

POST EFFECTIVE AMENDMENT POWER OF ATTORNEY

ORE PHARMACEUTICAL HOLDINGS INC.
POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark J. Gabrielson and Benjamin L. Palleiko, and either of them, individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Post Effective Amendment No. 1 to Form S-8 Registration Statement Nos. 333-53083, 333-80931, 333-44562, 333-92080, 333-107096, and 333-127190 (the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) by Ore Pharmaceuticals Inc. (“Ore”) on May 20, 1998, June 17, 1999, August 25, 2000, July 8, 2002, July 16, 2003, and August 4, 2005, respectively, and any and all further amendments to the Registration Statements, in order to adopt, as the successor issuer to Ore pursuant to Ore’s corporate reorganization, the Registration Statements as they relate to Ore’s 1997 Equity Incentive Plan (the “Equity Incentive Plan”) and Ore’s 1997 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan,” and, together with the Equity Incentive Plan, the “Prior Plans”) and to deregister certain securities issuable under the Prior Plans, which were originally registered by Ore on the Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

/s/ MARK J. GABRIELSON	October 20, 2009
Mark J. Gabrielson	Date

/s/ BENJAMIN L. PALLEIKO	October 20, 2009
Benjamin L. Palleiko	Date

/s/ JAMES W. FORDYCE	October 20, 2009
James W. Fordyce	Date

/s/ J. STARK THOMPSON, Ph.D.	October 20, 2009
J. Stark Thompson, Ph.D.	Date

/s/ DAVID L. URDAL, Ph.D.	October 20, 2009
David L. Urdal, Ph.D	Date